Exhibit 99.1

Skyward Specialty Insurance Group Reports Second Quarter 2025 Results
Houston, TX – July 30, 2025 – Skyward Specialty Insurance Group, Inc. (Nasdaq: SKWD) (“Skyward Specialty” or the “Company”) today reported second quarter 2025 net income of $38.8 million, or $0.93 per diluted share, compared to $31.0 million, or $0.75 per diluted share, for the same 2024 period. Net income for the first half of 2025 was $80.9 million, or $1.94 per diluted share, compared to $67.8 million, or $1.65 per diluted share, for the same 2024 period.
Adjusted operating income(1) for the second quarter of 2025 was $37.1 million, or $0.89 per diluted share, compared to $33.0 million, or $0.80 per diluted share, for the same 2024 period. Adjusted operating income(1) for the first half of 2025 was $74.5 million, or $1.78 per diluted share, compared to $63.9 million, or $1.56 per diluted share, for the same 2024 period.
Highlights for the second quarter included:
•Gross written premiums of $584.9 million, an increase of 17.9% compared to 2024;
•Combined ratio of 89.4%;
•Ex-Cat combined ratio of 88.0%;
•Annualized return on equity of 19.1% for the six months ended June 30, 2025; and,
•Book value per share of $22.23, an increase of 12% compared to December 31, 2024.

(1) See "Reconciliation of Non-GAAP Financial Measures"
Skyward Specialty Chairman and CEO Andrew Robinson commented, "Our results for the second quarter and for the first half of the year have been outstanding and reflect the strength of our specialized underwriting and claims capabilities, and our execution excellence. In an increasingly challenging market environment, our 18% growth for the second quarter and best ever 89.4% combined ratio are again a demonstration of the power of our portfolio diversity and our ability to deploy capital to attractive markets that enable us to grow underwriting profitability while managing our volatility. As market conditions continue to evolve, we are confident that the disciplined execution of our "Rule Our Niche" strategy will enable us to continue to deliver top quartile returns to our shareholders."

Results of Operations
Underwriting Results

Premiums
($ in thousands)	Three months ended June 30,			Six months ended June 30,
unaudited	2025	2024	% Change	2025	2024	% Change
Gross written premiums	$584,914	$496,243	17.9%	$1,120,240	$954,863	17.3%
Ceded written premiums	$(245,701)	$(199,114)	23.4%	$(437,756)	$(370,634)	18.1%
Net retention	58.0%	59.9%	NM (1)	60.9%	61.2%	NM (1)
Net written premiums	$339,213	$297,129	14.2%	$682,484	$584,229	16.8%
Net earned premiums	$295,542	$257,583	14.7%	$595,908	$493,925	20.6%
(1) Not meaningful

The increases in gross written premiums for the second quarter and first half of 2025, when compared to the same 2024 periods, were driven by double-digit premium growth from the agriculture and credit (re)insurance, specialty programs, accident & health and captives divisions. The increases in gross written premiums were partially offset by decreases in the global property and construction & energy solutions divisions.

Combined Ratio	Three months ended June 30,		Six months ended June 30,
(unaudited)	2025	2024	2025	2024
Non-cat loss and LAE	59.9%	60.6%	60.1%	60.6%
Cat loss and LAE(1)	1.4%	1.2%	1.8%	0.8%
Prior accident year development - LPT	0.0%	(0.1)%	0.0%	(0.1)%
Loss Ratio	61.3%	61.7%	61.9%	61.3%
Net policy acquisition costs	15.1%	14.0%	15.0%	13.7%
Other operating and general expenses	13.9%	15.8%	13.9%	15.9%
Commission and fee income	(0.9)%	(0.8)%	(0.8)%	(0.8)%
Expense ratio	28.1%	29.0%	28.1%	28.8%
Combined ratio	89.4%	90.7%	90.0%	90.1%
Ex-Cat Combined Ratio(2)	88.0%	89.5%	88.2%	89.3%

(1) Current accident year
(2) Defined as the combined ratio excluding cat loss and LAE(1)

The loss ratio for the second quarter improved 0.4 points and it increased 0.6 points for the first half of 2025, when compared to the same 2024 periods, respectively. Catastrophe losses in the second quarter increased marginally when compared to the same 2024 period, driven by convective storms in the South and Midwest. The first half of 2025 was also impacted by convective storms in the Midwest and the California wildfires.
The non-cat loss and LAE ratios for the second quarter and first half of 2025 improved 0.7 points and 0.5 points, respectively, when compared to the same 2024 periods, primarily driven by the business mix shift.
The expense ratios for the second quarter and first half of 2025 improved 0.9 points and 0.7 points, respectively, when compared to the same 2024 periods due to earnings leverage partially offset by higher acquisition costs due to the business mix shift.
The expense ratios for all periods presented exclude the impact of IPO related stock compensation and secondary offering expenses, which are reported in other expenses in our condensed consolidated statements of operations and comprehensive income.

Investment Results

Net Investment Income
$ in thousands	Three months ended June 30,		Six months ended June 30,
(unaudited)	2025	2024	2025	2024
Short-term investments & cash and cash equivalents	$4,574	$4,021	$8,615	$9,108
Fixed income	17,822	13,786	34,552	26,264
Equities	531	751	1,188	1,378
Alternative & strategic investments	(4,338)	3,476	(6,428)	3,581
Net investment income	$18,589	$22,034	$37,927	$40,331
Net unrealized (losses) gains on securities still held	$(3,181)	$(1,760)	$2,310	$7,231
Net realized gains (losses)	6,386	(39)	7,729	(649)
Net investment gains (losses)	$3,205	$(1,721)	$10,039	$6,582

Net investment income for the second quarter and first half of 2025 decreased $3.4 million and $2.4 million, respectively when compared to the same 2024 periods. The decreases were primarily driven by losses from our alternative & strategic investments portfolio due to the decline in the fair value of limited partnership investments. Partially offsetting the decreases were increases in income from our fixed income portfolio due to a higher yield and larger asset base.
Stockholders’ Equity
Stockholders’ equity was $899.9 million at June 30, 2025 which represented an increase of 5.8% when compared to stockholders' equity of $850.7 million at March 31, 2025. The increase in stockholders’ equity was primarily due to an increase in the market value of our investment portfolio and net income.

Conference Call
At 12:00 p.m. eastern time tomorrow, July 31, 2025, Skyward Specialty management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion at investors.skywardinsurance.com under Events & Presentations. Additionally, investors can access the earnings call via conference call by registering via the conference link. Users will receive dial-in information and a unique PIN to join the call upon registering.
Non-GAAP Financial Measures
This release contains certain financial measures and ratios that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). We refer to these measures as “non-GAAP financial measures.” We use these non-GAAP financial measures when planning, monitoring, and evaluating our performance.
We consider these non-GAAP financial measures to be useful metrics for our management and investors to facilitate operating performance comparisons from period to period. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered supplemental in nature and is not meant to be a substitute for revenue or net income, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as comparative measures. For more information regarding these non-GAAP financial measures and a reconciliation of such measures to comparable GAAP financial measures, see the section entitled “Reconciliation of Non-GAAP Financial Measures.”
About Skyward Specialty Insurance Group, Inc.
Skyward Specialty is a rapidly growing and innovative specialty insurance company, delivering commercial property and casualty products and solutions on a non-admitted and admitted basis. The Company operates through nine underwriting divisions - Accident & Health, Agriculture and Credit (Re)insurance, Captives, Construction & Energy Solutions, Global Property, Professional Lines, Specialty Programs, Surety and Transactional E&S. SKWD stock is traded on the Nasdaq Global Select Market, which represents the top fourth of all Nasdaq listed companies.
Skyward Specialty's subsidiary insurance companies consist of Great Midwest Insurance Company, Houston Specialty Insurance Company, Imperium Insurance Company, and Oklahoma Specialty Insurance Company. These insurance companies are rated A (Excellent) with stable outlook by A.M. Best Company. Additional information about Skyward Specialty can be found on our website at www.skywardinsurance.com.

Forward-Looking Statements
Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are typically, but not always, identified through use of the words "believe," "expect," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Skyward Specialty's Form 10-K, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the potential loss of key members of our management team or key employees and our ability to attract and retain personnel, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, other types of catastrophic events, our ability to obtain reinsurance coverage at prices and on terms that allow us to transfer risk and adequately protect our company against financial loss, and losses resulting from reinsurance counterparties failing to pay us on reinsurance claims. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Skyward Specialty Insurance Group, Inc.
Investor contact:
Natalie Schoolcraft,
nschoolcraft@skywardinsurance.com
614-494-4988
or
Media contact:
Haley Doughty
hdoughty@skywardinsurance.com
713-935-4944

Skyward Specialty Insurance Group, Inc.

Consolidated Balance Sheets
($ in thousands, except share and per share amounts)
(unaudited)	June 30, 2025	December 31, 2024
Assets
Investments:
Fixed maturity securities, available-for-sale, at fair value (net of allowance for credit losses of $6,150 and $0, respectively) (amortized cost of $1,638,973 and $1,320,266, respectively)	$1,629,464	$1,292,218
Fixed maturity securities, held-to-maturity, at amortized cost (net of allowance for credit losses of $268 and $243, respectively)	35,253	39,153
Equity securities, at fair value	58,001	106,254
Mortgage loans, at fair value	10,168	26,490
Equity method investments	88,804	98,594
Other long-term investments	44,479	33,182
Short-term investments, at fair value	214,338	274,929
Total investments	2,080,507	1,870,820
Cash and cash equivalents	136,617	121,603
Restricted cash	36,547	35,922
Premiums receivable, net	518,441	321,641
Reinsurance recoverables, net	925,291	857,876
Ceded unearned premium	294,124	203,901
Deferred policy acquisition costs	140,903	113,183
Deferred income taxes	28,727	30,486
Goodwill and intangible assets, net	88,795	87,348
Other assets	86,440	86,698
Total assets	$4,336,392	$3,729,478
Liabilities and stockholders’ equity
Liabilities:
Reserves for losses and loss adjustment expenses	$1,918,753	$1,782,383
Unearned premiums	814,063	637,185
Deferred ceding commission	54,952	40,434
Reinsurance and premium payables	299,481	177,070
Funds held for others	127,377	102,665
Accounts payable and accrued liabilities	102,298	76,206
Notes payable	100,000	100,000
Subordinated debt, net of debt issuance costs	19,553	19,536
Total liabilities	3,436,477	2,935,479
Stockholders’ equity
Common stock, $0.01 par value, 500,000,000 shares authorized, 40,486,656 and 40,127,908 shares issued and outstanding, respectively	405	401
Additional paid-in capital	724,159	718,598
Accumulated other comprehensive loss	(2,666)	(22,120)
Retained earnings	178,017	97,120
Total stockholders’ equity	899,915	793,999
Total liabilities and stockholders’ equity	$4,336,392	$3,729,478

Skyward Specialty Insurance Group, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income
($ in thousands)	Three months ended June 30,		Six months ended June 30,
(unaudited)	2025	2024	2025	2024

Revenues:
Net earned premiums	$295,542	$257,583	$595,908	$493,925
Commission and fee income	2,560	2,053	4,536	4,079
Net investment income	18,589	22,034	37,927	40,331
Net investment gains (losses)	3,205	(1,721)	10,039	6,582
Other income (loss)	7	(7)	20	(7)
Total revenues	319,903	279,942	648,430	544,910
Expenses:
Losses and loss adjustment expenses	181,262	159,054	368,571	302,968
Underwriting, acquisition and insurance expenses	85,596	76,679	172,147	146,453
Interest expense	1,876	2,449	3,710	5,176
Amortization expense	372	360	709	748
Other expenses	1,002	1,045	2,063	2,233
Total expenses	270,108	239,587	547,200	457,578
Income before income taxes	49,795	40,355	101,230	87,332
Income tax expense	10,956	9,385	20,333	19,578
Net income	$38,839	$30,970	$80,897	$67,754
Comprehensive income:
Net income	$38,839	$30,970	$80,897	$67,754
Other comprehensive income:
Unrealized gains and losses on investments:
Net change in unrealized gains (losses) on investments, net of tax	11,005	(1,451)	23,260	(6,869)
Reclassification adjustment for losses on securities no longer held, net of tax	(3,624)	(406)	(3,806)	(1,314)
Total other comprehensive income (loss)	7,381	(1,857)	19,454	(8,183)
Comprehensive income	$46,220	$29,113	$100,351	$59,571

Skyward Specialty Insurance Group, Inc.

Share and Per Share Data
($ in thousands, except share and per share amounts)	Three months ended June 30,		Six months ended June 30,
(unaudited)	2025	2024	2025	2024

Weighted average basic shares	40,445,391	39,177,457	40,322,051	39,142,825
Weighted average diluted shares	41,871,496	41,168,082	41,771,215	41,110,384

Basic earnings per share	$0.96	$0.79	$2.01	$1.73
Diluted earnings per share	$0.93	$0.75	$1.94	$1.65
Basic adjusted operating earnings per share	$0.92	$0.84	$1.85	$1.64
Diluted adjusted operating earnings per share	$0.89	$0.80	$1.78	$1.56

Annualized ROE (1)	17.7%	17.5%	19.1%	19.6%
Annualized adjusted ROE (2)	17.0%	18.7%	17.6%	18.5%
Annualized ROTE (3)	19.7%	20.0%	21.3%	22.4%
Annualized adjusted ROTE (4)	18.9%	21.3%	19.6%	21.2%

			June 30	December 31
			2025	2024

Shares outstanding			40,486,656	40,127,908
Fully diluted shares outstanding			42,339,395	42,059,182

Book value per share			$22.23	$19.79
Fully diluted book value per share			$21.25	$18.88
Fully diluted tangible book value per share			$19.16	$16.80

(1) Annualized ROE is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders' equity during the period
(2) Annualized adjusted ROE is adjusted operating income expressed on an annualized basis as a percentage of average beginning and ending stockholders' equity during the period
(3) Annualized ROTE is net income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders' equity during the period
(4) Annualized adjusted ROTE is adjusted operating income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders' equity during the period

Skyward Specialty Insurance Group, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted operating income – We define adjusted operating income as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We use adjusted operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted operating income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define adjusted operating income differently.

($ in thousands)	Three months ended June 30,				Six months ended June 30,
(unaudited)	2025		2024		2025		2024
	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax
Income as reported	$49,795	$38,839	$40,355	$30,970	$101,230	$80,897	$87,332	$67,754
Less (add):
Net investment gains (losses)	3,205	2,500	(1,721)	(1,360)	10,039	8,023	6,582	5,200
Net impact of loss portfolio transfer	—	—	241	190	—	—	482	381
Other income (loss)	7	5	(7)	(6)	20	16	(7)	(6)
Other expenses	(1,002)	(782)	(1,045)	(826)	(2,063)	(1,649)	(2,233)	(1,764)
Adjusted operating income	$47,585	$37,116	$42,887	$32,972	$93,234	$74,507	$82,508	$63,943

Underwriting income – We define underwriting income as net income before income taxes excluding net investment income, net realized and unrealized gains and losses on investments, impairment charges, interest expense, amortization expense and other income and expenses. Underwriting income represents the pre-tax profitability of our underwriting operations and allows us to evaluate our underwriting performance without regard to investment income. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting income should not be viewed as a substitute for pre-tax income calculated in accordance with GAAP, and other companies may define underwriting income differently.

($ in thousands)	Three months ended June 30,		Six months ended June 30,
(unaudited)	2025	2024	2025	2024
Income before income taxes	$49,795	$40,355	$101,230	$87,332
Add:
Interest expense	1,876	2,449	3,710	5,176
Amortization expense	372	360	709	748
Other expenses	1,002	1,045	2,063	2,233
Less (Add):
Net investment income	18,589	22,034	37,927	40,331
Net investment gains (losses)	3,205	(1,721)	10,039	6,582
Other income (loss)	7	(7)	20	(7)
Underwriting income	$31,244	$23,903	$59,726	$48,583

Skyward Specialty Insurance Group, Inc.
Reconciliation of Non-GAAP Financial Measures
Tangible Stockholders’ Equity – We define tangible stockholders’ equity as stockholders’ equity less goodwill and intangible assets. Our definition of tangible stockholders’ equity may not be comparable to that of other companies and should not be viewed as a substitute for stockholders’ equity calculated in accordance with GAAP. We use tangible stockholders’ equity internally to evaluate the strength of our balance sheet and to compare returns relative to this measure.

($ in thousands)	June 30,		December 31,
(unaudited)	2025	2024	2024
Stockholders’ equity	$899,915	$723,620	$793,999
Less: Goodwill and intangible assets	88,795	87,868	87,348
Tangible stockholders’ equity	$811,120	$635,752	$706,651

Skyward Specialty Insurance Group, Inc.
Gross Written Premiums by Underwriting Division (Unaudited)

	Three months ended June 30,			Six months ended June 30,
($ in thousands)	2025	2024	% Change	2025	2024	% Change
Accident & Health	$60,489	$44,088	37.2%	$123,658	$84,989	45.5%
Agriculture and Credit (Re)insurance	71,573	36,592	95.6%	159,420	79,913	99.5%
Captives	76,961	62,099	23.9%	145,362	130,507	11.4%
Construction & Energy Solutions	73,613	78,214	(5.9)%	149,184	152,436	(2.1)%
Global Property	83,992	88,231	(4.8)%	130,678	145,543	(10.2)%
Professional Lines	38,147	38,106	0.1%	79,313	80,345	(1.3)%
Specialty Programs	85,955	59,644	44.1%	148,630	111,822	32.9%
Surety	40,737	37,642	8.2%	78,535	71,484	9.9%
Transactional E&S	53,461	51,609	3.6%	105,467	97,841	7.8%
Total gross written premiums(1)	$584,928	$496,225	17.9%	$1,120,247	$954,880	17.3%
(1) Excludes exited business

	Twelve months ended June 30,
($ in thousands)	2025	% of Total
Accident & Health	$211,742	11.1%
Agriculture and Credit (Re)insurance	197,578	10.4%
Captives	256,757	13.5%
Construction & Energy Solutions	293,329	15.4%
Global Property	186,930	9.8%
Professional Lines	158,753	8.3%
Specialty Programs	255,215	13.4%
Surety	151,016	7.9%
Transactional E&S	197,296	10.3%
Total gross written premiums(1)	$1,908,616	100.0%
(1) Excludes exited business